Exhibit (c)(2)

BAKER MEEKINS NEW HORIZONS WORLDWIDE, INC. Board of Directors Fairness Opinion Preliminary Range of Fairness The Baker-Meekins Company, Inc.

Baker-Meekins Company Baker-Meekins provides valuation and financial advisory services to a diverse set of companies in a wide range of industries Independent Operating since 1987 2 The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors

Purpose of Assignment Provide the Board of Directors with a preliminary range of fair values in connection with a proposed repurchase of shares Assist the Board of Directors in its consideration of the Transaction After the Board has determined an offering price, render an opinion as to whether the financial consideration specified in the Proxy is fair, from a financial point of view, to the shareholders whose fractional shares are being repurchased The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 3

Standard of Value New Horizon’s counsel has advised that the appropriate standard of value under Delaware law for this purpose is “entire fairness” as it would apply in the context of appraisal or dissenters’ rights For the purpose of this assignment, we have considered fair value as a proportionate share of equity value, as a going concern, before consideration of discounts for minority interest or lack of marketability The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 4

Valuation Methodologies Market-based Approaches Actual Trading Prices for New Horizons Guideline public companies Guideline acquired companies Not utilized for this analysis Income Approach Discounted cash flow analysis Asset-based Approach Often utilized in a liquidation scenario Not utilized for this analysis The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 5

Actual Trading Prices The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 6 NEW HORIZONS WORLDWIDE INC as of 11-Mar-2009 Splits: Millions 0.0 0.5 1.0 1.5 0 2 4 6 8 Jan05 Jan06 Jan07 Jan08 Jan09 Copyright 2009 Yahoo! Inc. http://finance.yahoo.com/

Actual Trading Prices Over the past 52 weeks, New Horizons’ common shares have traded in a range from $0.30 to $1.80 per share Over last 30 days, from $0.54 to $0.60 On March 10, 2009, the shares closed at $0.60 per share Based on 27,781,802 fully diluted shares outstanding, the March 10, 2009 closing price equates to a market capitalization of $16.7 million The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 7

Review of New Horizons Restructuring of Business In 2006, New Horizons began focusing on the more profitable franchising operations Significantly reduced company-owned training centers to two in 2007, none were sold in 2008 Small-footprint Model Built around Mentored Learning Program Allows for lower cost base and increased flexibility The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 8

Market-based Approaches Guideline public company analysis Selection and analysis of companies Comparison of performance Application of valuation multiples to New Horizons Determination of value of total capitalization and common equity The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 9

Comparative Operating Characteristics Quantitative Operating margins slightly below the median of the guideline companies Several years of operating losses prior to 2007 Total revenue well below each of the guideline company revenue levels Relatively low leverage (5.4% debt to total capitalization) Qualitative Less diversified in course offerings Focusing mostly on franchising operations Our selected multiples generally ranged from approximately the 3rd quartile to a level remaining below the median The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 10

Valuation Metrics The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 11 Latest Twelve-Months Projected 2009 Guideline Company Revenue EBITDA % NOPAT % Revenue EBITDA NOPAT Learning Tree International, Inc. $168,354 $18,327 10.9% $7,259 4.3% $169,650 $19,325 $7,531 Skillsoft Plc 325,529 78,280 24.0% 43,360 13.3% 339,150 102,500 50,528 Lincoln Educational Services Corp. 359,878 48,814 13.6% 18,591 5.2% 405,900 56,469 23,056 ITT Educational Services, Inc. 1,015,333 350,101 34.5% 195,001 19.2% 1,225,400 431,100 242,257 Devry Inc. 1,241,110 234,096 18.9% 118,099 9.5% 1,410,950 277,850 141,272 Strayer Education, Inc. 396,275 137,612 34.7% 77,506 19.6% 495,300 173,839 99,776 Low 168,354 18,327 10.9% 7,259 4.3% 169,650 19,325 7,531 High 1,241,110 350,101 34.7% 195,001 19.6% 1,410,950 431,100 242,257 Mean 584,413 144,538 22.8% 76,636 11.8% 674,392 176,847 94,070 Median 378,077 107,946 21.5% 60,433 11.4% 450,600 138,169 75,152 New Horizons Worldwide, Inc. 37,237 6,884 18.5% 3,701 9.9% 43,743 6,940 3,664 $ in Thousands

Calculation of Valuation Multiples The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 12 Market Value of Total Capitalization to: Forecast Price/ Latest Twelve-Months Projected 2009 Earnings Forecast Guideline Company Revenue EBITDA NOPAT Revenue EBITDA NOPAT Per Share Earnings Learning Tree International, Inc. 0.44 4.0 10.1 0.43 3.8 9.7 $0.04 NMF Skillsoft Plc 1.82 7.6 13.6 1.74 5.8 11.7 $0.37 13.51 Lincoln Educational Services Corp. 1.32 9.7 25.5 1.17 8.4 20.5 $0.94 17.87 ITT Educational Services, Inc. 3.93 11.4 20.4 3.25 9.2 16.5 $6.60 16.3 Devry Inc. 2.60 13.8 27.3 2.29 11.6 22.8 $2.23 20.3 Strayer Education, Inc. 5.61 16.2 28.7 4.49 12.8 22.3 $7.00 23.4 Low 0.44 4.0 10.1 0.43 3.8 9.7 0.04 13.51 Third quartile 1.44 8.1 15.3 1.31 6.4 12.9 0.51 16.29 Median 2.21 10.5 23.0 2.01 8.8 18.5 1.59 17.87 First quartile 3.59 13.2 26.8 3.01 11.0 21.9 5.51 20.31 High 5.61 16.2 28.7 4.49 12.8 22.8 7.00 23.44 Mean 2.62 10.4 20.9 2.23 8.6 17.3 2.86 18.29

Guideline Public Company Analysis The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 13 Selected Range of Multiples Metric New Horizons Lower Bound Upper Bound Indicated Range of Values LTM EBITDA $6,884 8.0 -- 9.0 55,000 -- 62,000 Forecast EBITDA $6,940 6.5 -- 7.5 45,000 -- 52,000 LTM NOPAT $3,701 15.5 -- 16.5 57,300 -- 61,000 Forecast NOPAT $3,664 13.0 -- 14.0 47,500 -- 51,300 Price to Earnings 1 $3,509 16.0 -- 17.0 57,000 -- 60,300 1 P/E range of values includes debt addition of $714 $ in Thousands

Discounted Cash Flow Analysis Review of economy and industry Calculate cost of capital (WACC) Target capital structure assumed to be all equity Received and reviewed management’s forecast Prepared an operating and investment forecast Discount to a present value future free cash flows using WACC to determine value of total capitalization and common equity The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 14

Weighted Average Cost of Capital The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 15 CAPITAL ASSET PRICING MODEL COST OF DEBT Marginal cost of borrowing 1 3.52% Effective Tax Rate 38.0% Cost of debt, after tax 2.18% COST OF EQUITY Selected unlevered beta for the Company 0.90 The Company's debt to equity ratio 0.0% The Company's forecast beta 0.90 (unlevered beta x (1+((1- tax rate) x debt to equity ratio)) Risk-free rate of return 3 4.50% Long-term equity risk premium 4 6.83% Forecast beta 0.90 Beta adjusted equity risk premium 6.15% Small stock risk premium 5 5.82% Cost of Equity 16.47% CAPITAL STRUCTURE Equity to total capital 100.0% Debt to total capital 6 0.0% Total Capital 100.0% WEIGHTED AVERAGE COST OF CAPITAL 16.47% Footnotes on following page

Weighted Average Cost of Capital (Cont.) The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 16 Sources: 1 Company's actual cost of debt 2 Calculated by BM using 5-year, weekly data or other source, Lincoln Educational Services calculated over ~ 3.5 years 3 Using 4.5% rate to represent a more normalized rate going forward, rate at 12/31/2008 equal to 3.05% 4 Stocks, Bonds, Bills and Inflation Valuation Edition 2008 , Morningstar, 2008 5 Stocks, Bonds, Bills and Inflation Valuation Edition 2008 , Morningstar, 2008 6 Estimated actual capital structure

Detailed Operating Forecast The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 17 $ in Thousands Actual Fiscal Year Ended 12/31/2008 2009 2010 2011 2012 2013 2014 Franchising revenues 21,951 26,654 31,611 35,612 38,845 42,772 44,911 Growth 21.4% 18.6% 12.7% 9.1% 10.1% 5.0% % of net revenue 58.9% 60.9% 62.2% 62.4% 62.0% 62.0% 62.0% Company-owned training center revenues 15,286 17,089 19,234 21,446 23,784 26,162 27,470 Growth 11.8% 12.6% 11.5% 10.9% 10.0% 5.0% % of net revenue 41.1% 39.1% 37.8% 37.6% 38.0% 38.0% 38.0% Net revenue $37,237 $43,743 $50,845 $57,058 $62,629 $68,934 $72,381 Growth 17.5% 16.2% 12.2% 9.8% 10.1% 5.0% Operating Expenses Cost of sales 14,005 17,770 20,558 23,052 25,335 27,883 29,277 Annual growth 26.9% 15.7% 12.1% 9.9% 10.1% 5.0% % of net revenue 37.6% 40.6% 40.4% 40.4% 40.5% 40.4% 40.4% Selling, general & administrative 17,266 20,067 21,724 23,048 24,175 25,392 26,027 Annual growth 16.2% 8.3% 6.1% 4.9% 5.0% 2.5% % of net revenue 46.4% 45.9% 42.7% 40.4% 38.6% 37.5% 36.0% Total Operating Expenses 31,271 37,837 42,282 46,100 49,511 53,275 55,304 Annual Growth 21.0% 11.7% 9.0% 7.4% 7.6% 3.8% % of Net Sales 84.0% 86.5% 83.2% 80.8% 79.1% 77.3% 76.4% Operating Income (EBIT) $5,966 $5,906 $8,563 $10,958 $13,118 $15,658 $17,076 Operating Margin 16.0% 13.5% 16.8% 19.2% 20.9% 22.7% 23.6% Forecast Period Fiscal Year Ending December 31,

Calculation of Forecast Investment The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 18 $ in Thousands Actual Fiscal Year Ended 12/31/2008 2009 2010 2011 2012 2013 2014 Net Sales $37,237 $43,743 $50,845 $57,058 $62,629 $68,934 $72,381 Investment in Working Capital Current Assets Cash 639 3,686 9,744 17,838 31,885 43,808 56,553 Adjustment to eliminate excess cash 0 (1,499) (7,202) (14,986) (28,754) (40,362) (52,934) Cash for working capital requirements 639 2,187 2,542 2,853 3,131 3,447 3,619 % of revenues 1.7% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% Other current assets 9,062 8,090 8,236 9,059 9,965 10,962 11,510 Total current assets 9,701 10,277 10,778 11,912 13,096 14,409 15,129 % of net revenue 26.1% 23.5% 21.2% 20.9% 20.9% 20.9% 20.9% Total non-interest bearing current liabilities 12,206 11,140 10,802 11,197 11,613 12,075 11,955 % of net revenue 32.8% 25.5% 21.2% 19.6% 18.5% 17.5% 16.5% Primary Working Capital ($2,505) ($863) ($24) $715 $1,483 $2,334 $3,174 % of net revenue -6.7% -2.0% 0.0% 1.3% 2.4% 3.4% 4.4% Investment in Working Capital 1,642 839 739 769 850 840 Investment in Fixed Assets Property and Equipment, Net 5,330 5,795 5,708 5,538 5,262 4,861 4,620 % of net revenue 14.3% 13.2% 11.2% 9.7% 8.4% 7.1% 6.4% Depreciation and Amortization 918 1,034 1,088 1,170 1,276 1,401 1,241 Capital Expenditures 1,500 1,000 1,000 1,000 1,000 1,000 Investment in Property and Equipment 466 -88 -170 -276 -401 -241 Forecast Period Fiscal Year Ending December 31,

Summary of Discounted Cash Flow Valuation The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 19 $ in Thousands Cost of capital 16.47% Tax rate 38.0% Long-term growth rate 3.0% Months remaining in current year 12 Number of periods in forecast 6 Norm Present Value of Discrete Net Free Cash Flows 2009 2010 2011 2012 2013 2014 2014 Operating income (EBIT) $5,906 $8,563 $10,958 $13,118 $15,658 $17,076 Income taxes (2,242) (3,251) (4,160) (4,979) (5,944) (6,482) NOPAT 3,664 5,313 6,798 8,138 9,714 10,594 10,594 Plus: Depreciation & amortization 1,034 1,088 1,170 1,276 1,401 1,241 Gross cash flow 4,699 6,400 7,968 9,414 11,115 11,835 Less: Capital expenditures (1,500) (1,000) (1,000) (1,000) (1,000) (1,000) Less: Working capital investment (1,642) (839) (739) (769) (850) (840) (420) Net free cash flow $1,556 $4,561 $6,230 $7,646 $9,265 $9,994 $10,174 Period (Mid-period convention) 0.5000 1.5000 2.5000 3.5000 4.5000 5.5000 Present value factor @ 16.47% 0.9266 0.7956 0.6831 0.5865 0.5036 0.4324 Present value of discrete cash flows $1,442 $3,629 $4,256 $4,484 $4,666 $4,321 Total present value of discrete cash flows $22,798 Present Value of Terminal Net Cash Flow Fiscal 2014 net cash flow $10,174 Long-term growth rate 3.0% Fiscal 2015 net cash flow (Gordon growth) $10,479 Capitalization rate 1 13.47% Capitalization multiple 2 7.4 Terminal value $77,812 Present value factor 0.4324 Present value of terminal value $33,646 Valuation Summary Interim flows value $22,798 Terminal value 33,646 Total market value of capitalization, minority interest 56,444 1 Calculated as the cost of capital minus the long-term growth rate 2 Inverse of the capitalization rate (1 / capitalization rate) Forecast Period Fiscal Year Ending December 31,

Discounted Cash Flow Analysis The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 20 Market Value of Capitalization From Operations Sensitivity Analysis 2.5% 3.0% 3.5% 16.0% 57,422 58,918 60,533 16.5% 55,082 56,444 57,911 17.0% 52,910 54,153 55,489 Long-Term Growth Rate WACC

Total Equity Value For each indication, Add: Federal NOL carry forward of $27.43 million PV of tax savings approximately $8.0 million NOL’s reflected in Draft 2008 10-K, confirmed by management Subtract: Debt outstanding equal to $714,000 The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 21

Indicated Ranges of Total Equity Value The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 22 Total Equity Values Low Middle High DCF Analysis 60,147 63,681 67,770 Guideline Public Company Analysis 52,237 60,737 69,237

Indicated Ranges of Total Equity Value The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 23 Equity Value Ranges Guideline Company DCF 50,000 55,000 60,000 65,000 70,000 75,000

Equity Value Allocation Option Pricing Model Preferred & common stock treated as call options on Company’s value Key inputs include equity value, volatility, time to liquidity event & risk-free rate Capitalization Series B Preferred Stock & Series C Preferred Stock Liquidation Preferences Conversion features Common Stock Includes options and warrants exercisable into common stock The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 24

Selected Range of Total Equity Value The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 25 Selected Range of Values Enterprise Value $52,000 $53,000 $54,000 $55,000 $56,000 $57,000 Less: Debt (714) (714) (714) (714) (714) (714) Plus: PV of tax savings 7,951 7,951 7,951 7,951 7,951 7,951 Equity Value $59,237 $60,237 $61,237 $62,237 $63,237 $64,237 Rounded Equity Value $59,200 $60,200 $61,200 $62,200 $63,200 $64,200 Per Share Common Stock Value $2.11 $2.14 $2.18 $2.22 $2.26 $2.30 (Per Option Pricing Model) Range: $2.11 -- $2.30

Common Stock Value Per Share The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 26 Common Value Per Share $2.00 $2.05 $2.10 $2.15 $2.20 $2.25 $2.30 $2.35 Common Value per Share 59,200 60,200 61,200 62,200 63,200 64,200

Conclusion Based on the foregoing analysis, a transaction in the range of of $2.11 to $2.30 per share is fair, from a financial point of view, to the shareholders whose fractional shares are being repurchased. The Baker-Meekins Company, Inc. Confidential and For Exclusive use of the Board of Directors 27